Statement regarding computation of per share earnings

                                                                            Three Months Ended March 31,

                                                                                 1995           1994
                                                                             -----------     -----------
PRIMARY EARNINGS PER COMMON SHARE
- ---------------------------------
Earnings
     Net income                                                              $15,219,000     $17,901,000
                                                                             ===========     ===========

Shares
     Weighted average common shares outstanding                               30,917,906      32,475,333
     Stock options considered to be common stock equivalents                     141,719         169,530
                                                                             -----------     -----------

     Weighted average common stock and common stock equivalents outstanding   31,059,625      32,644,863
                                                                             ===========     ===========

Primary earnings per common share                                                  $0.49           $0.55
                                                                             ===========     ===========



FULLY DILUTED EARNINGS PER COMMON SHARE
- ---------------------------------------
Earnings
     Net income                                                              $15,219,000     $17,901,000
     After tax interest expense applicable to convertible debenture               75,436          76,708
                                                                             -----------     -----------
                                                                             $15,294,436     $17,977,708
                                                                             ===========     ===========
Shares
     Weighted average common shares outstanding                               30,917,906      32,475,333
     Assumed conversion of 9.00% convertible debentures issued June 30, 1989     322,101         335,720
     Stock options considered to be common stock equivalents                     142,446         169,510
                                                                             -----------     -----------

     Weighted average common stock and common stock equivalents outstanding   31,382,453      32,980,563
                                                                             ===========     ===========

Fully diluted earnings per common share                                            $0.49           $0.55
                                                                             ===========     ===========
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                                  Exhibit 11